SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2009

Nu Horizons Electronics Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2009, the Company’s Board of Directors voted to expand the board to nine members from the current seven and subsequently appointed Steven J. Bilodeau and James Estill to fill the newly-created vacancies. Mr. Bilodeau will join the board as a Class III Director which has a term through the Company’s 2011 annual general meeting of shareholders and Mr. Estill will join the board as a Class I Director which has a term through the Company’s 2009 annual general meeting of shareholders. Mr. Bilodeau was also appointed to serve as a member of each of the Audit Committee, Compensation Committee and Nominating Committee.

Mr. Estill was appointed to the board pursuant to the terms of his employment agreement with the Company dated as of May 8, 2009, as previously described in the Company’s Form 8-K dated May 8, 2009.

A copy of the Company’s press release announcing the appointment of Messrs. Bilodeau and Estill is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 5, 2009, the Compensation Committee of the Company’s Board of Directors ratified the payment of a bonus of $80,000 to Kurt Freudenberg, the Company’s Executive Vice President – Finance and Chief Financial Officer. The bonus was paid on April 29, 2009. The Compensation Committee also ratified the existing arrangement under which the bonus was calculated, which arrangement provides that Mr. Freudenberg is entitled to receive a bonus calculated as .0045% of the Company’s consolidated income before taxes and minority interests but no less than $87,500, which amount was reduced to $80,000 in respect of the Company’s fiscal year ended February 28, 2009 due to the Company’s previously announced cost-saving measures.

Item 7.01 Regulation FD Disclosure.

On June 8, 2009, the Company issued a press release announcing the increase in the size of its board of directors and the appointment of Messrs. Steven J. Bilodeau and James Estill to fill such vacancies as set forth in Item 5.02 of this Form 8-K. A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated June 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nu Horizons Electronics Corp. (Registrant)

Date: June 8, 2009	By:	/s/ Kurt Freudenberg
Name: Kurt Freudenberg
Title: Executive Vice President and Chief Financial Officer